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               [LETTERHEAD OF AMERICAN RECREATION CENTERS, INC.]


                                                                  April 11, 1997

                              IMPORTANT REMINDER
                              ------------------

DEAR SHAREHOLDER:

Your proxy has not yet been received for the Special Meeting to be held on Thursday, April 24, 1997. NO MATTER HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

Information regarding the matter to be considered and voted upon at the meeting is contained in the Proxy Statement previously sent to you. If you need another copy of the Proxy Statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 Toll-free or (212) 929-5500 Collect.

TIME IS SHORT. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE TAKE THE TIME TODAY TO SIGN, DATE AND MAIL THE ENCLOSED DUPLICATE PROXY IN THE POSTAGE PAID ENVELOPE.

Your prompt attention to this matter would be greatly appreciated.

Sincerely,

/s/ ROBERT A. CRIST
ROBERT A. CRIST
Chairman of the Board